Exhibit 99.2 Supplemental Information Package 2025 First Quarter

Orion Supplemental Information March 31, 2025 Section Page About the Data 3 Forward-Looking Statements 4 Company Overview 6 Balance Sheets 8 Statements of Operations 9 Funds From Operations (FFO), Core FFO and Funds Available for Distribution (FAD) 10 EBITDA, EBITDAre and Adjusted EBITDA 11 Capital Structure 12 Debt Detail 13 Ratio Analysis 14 Credit Facility Revolver Covenants 15 Net Operating Income (NOI) and Cash NOI 16 Leasing Activity 17 Vacant Property Operating Expenses 18 Dispositions 19 Diversification Statistics: Real Estate Portfolio 20 Tenants Comprising Over 1% of Annualized Base Rent 21 Tenant Industry Diversification 22 Lease Expirations 23 Lease Summary 24 Operating Property Geographic Diversification 25 Operating Property Type 26 Full Portfolio 27 Non-Operating Properties 29 Unconsolidated Joint Venture Investment Summary 30 Definitions 31 Q1 2025 SUPPLEMENTAL INFORMATION Orion Properties Inc. | WWW.ONLREIT.COM | 2

About the Data This data and other information described herein are as of and for the quarter ended March  31, 2025, unless otherwise indicated. Future performance may not be consistent with past performance and is subject to change and inherent risks and uncertainties. This information should be read in conjunction with the consolidated financial statements and the Management's Discussion and Analysis of Financial Condition and Results of Operations sections contained in Orion Properties Inc.'s (the "Company," "Orion," "us," "our" and "we") Quarterly Report on Form 10-Q for the period ended March 31, 2025 and Annual Report on Form 10-K for the year ended December 31, 2024. Q1 2025 SUPPLEMENTAL INFORMATION Orion Properties Inc. | WWW.ONLREIT.COM | 3

Forward-Looking Statements Information set forth herein includes “forward-looking statements” which reflect the Company's expectations and projections regarding future events and plans, future financial condition, results of operations, liquidity and business, including leasing and occupancy, acquisitions, dispositions, rent receipts, expected borrowings and financing costs and the payment of future dividends. Generally, the words "anticipates," "assumes," "believes," "continues," "could," "estimates," "expects," "goals," "intends," "may," "plans," "projects," "seeks," "should," "targets," "will," "guidance," variations of such words and similar expressions identify forward-looking statements. These forward-looking statements are based on information currently available to the Company and involve a number of known and unknown assumptions and risks, uncertainties and other factors, which may be difficult to predict and beyond the Company's control, that could cause actual events and plans or could cause the Company's business, financial condition, liquidity and results of operations to differ materially from those expressed or implied in the forward-looking statements. These factors include, among other things, those discussed below. Information regarding historical rent collections should not serve as an indication of future rent collections. We disclaim any obligation to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as may be required by law. The following are some, but not all, of the assumptions, risks, uncertainties and other factors that could cause the Company's actual results to differ materially from those presented in the forward-looking statements: • the risk of rising interest rates, including that our borrowing costs may increase and we may be unable to extend or refinance our debt obligations on favorable terms and in a timely manner, or at all; • the risk of inflation, including that our operating costs, such as insurance premiums, utilities, real estate taxes, capital expenditures and repair and maintenance costs, may rise; • conditions associated with the global market, including an oversupply of office space, tenant credit risk and general economic conditions and geopolitical conditions; • the risk that recent changes in United States trade policy and the imposition of new tariffs continue to create disruption in macroeconomic conditions and could adversely impact our lenders, tenants and prospective tenants, and cause them to reduce or decline to do business with us or fail to meet their obligations to us; • the extent to which changes in workplace practices and office space utilization, including remote and hybrid work arrangements, and changes in government budgetary priorities, will continue and the impact that may have on demand for office space at our properties; • our ability to acquire new properties, convert certain vacant properties to multi-tenant use and sell non-core assets on favorable terms and in a timely manner, or at all; • risks associated with acquisitions, including the risk that we may not be in a position, or have the opportunity in the future, to make suitable property acquisitions on advantageous terms and/or that such acquisitions will fail to perform as expected; • our assumptions concerning tenant utilization and renewal probability of dedicated use assets, and our ability to successfully execute on our strategy to shift our portfolio concentration over time away from traditional office properties, towards more dedicated use assets; • our ability to comply with the terms of our credit agreements or to meet the debt obligations on our properties; • our ability to access the capital markets to raise additional equity or refinance maturing debt on favorable terms and in a timely manner, or at all; • changes in the real estate industry and in performance of the financial markets and interest rates and our ability to effectively hedge against interest rate changes; • the risk of tenants defaulting on their lease obligations, which is heightened due to our focus on single-tenant properties; • our ability to renew leases with existing tenants or re-let vacant space to new tenants on favorable terms and in a timely manner, or at all; • uncertainty as to whether the new Department of Government Efficiency, or DOGE, will lead to efforts by the General Services Administration to exercise termination options under or otherwise seek to terminate our leases with the United States Government or make it more likely the United States Government terminates the applicable lease at lease expiration; • the cost of rent concessions, tenant improvement allowances and leasing commissions; • the potential for termination of existing leases pursuant to tenant termination rights; Q1 2025 SUPPLEMENTAL INFORMATION Orion Properties Inc. | WWW.ONLREIT.COM | 4

• the amount, growth and relative inelasticity of our expenses; • risks associated with the ownership and development of real property; • risks accompanying our investment in and the management of OAP/VER Venture, LLC (the “Arch Street Joint Venture”), our unconsolidated joint venture, in which we hold a non-controlling ownership interest, including that our joint venture partner may not be able to contribute its share of capital requirements; • our ability to close pending real estate transactions, which may be subject to conditions that are outside of our control; • we may change our dividend policy at any time, and therefore the amount, timing and continued payment of dividends are not assured; • our properties may be subject to impairment charges; • risks resulting from losses in excess of insured limits or uninsured losses; • risks associated with the potential volatility of our common stock; and • the risk that we may fail to maintain our income tax qualification as a real estate investment trust. Additional factors that may affect future results are contained in the Company's filings with the SEC, which are available at the SEC’s website at www.sec.gov. The Company disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as required by law. Q1 2025 SUPPLEMENTAL INFORMATION Orion Properties Inc. | WWW.ONLREIT.COM | 5

Company Overview (unaudited) Orion is a real estate company incorporated in the state of Maryland on July  1, 2021, which has elected to be taxed as a real estate investment trust ("REIT") for U.S. federal income tax purposes, commencing with its initial taxable year ended December 31, 2021. Orion is an internally managed REIT engaged in the ownership, acquisition and management of a diversified portfolio of office properties in high-quality suburban markets across the United States and leased primarily on a single-tenant net lease basis to creditworthy tenants. The Company's portfolio is comprised of traditional office properties, as well as governmental, medical office, flex/laboratory and R&D and flex/industrial properties. On March  5, 2025, the Company changed its name from Orion Office REIT Inc. to Orion Properties Inc. to better describe its broader investment strategy to shift its portfolio concentration over time away from traditional office properties, towards more dedicated use assets that have an office component. The Company defines dedicated use assets as those that include a substantial specialized use component such as government, medical, laboratory and research and development, and flex operations, and would therefore not be considered traditional office properties. As of March 31, 2025, Orion owned and operated a portfolio of 68 Operating Properties with an aggregate of 7.8 million leasable square feet located within 29 states. In addition, Orion owns a 20% equity interest in one Unconsolidated Joint Venture with an affiliate of Arch Street Capital Partners, which as of March 31, 2025, owned a portfolio of six properties with an aggregate of 1.0 million leasable square feet located in six states. As of March 31, 2025, approximately 72.3% of Annualized Base Rent was from Investment-Grade Tenants and 31.8% was from properties deemed to be dedicated use assets, the Occupancy Rate was 74.3%, or 75.2% adjusted for three Operating Properties that are currently under agreements to be sold or have been sold following March 31, 2025, and the Weighted Average Remaining Lease Term was 5.2 years. Orion's Annualized Base Rent as of March  31, 2025 was approximately $120.1  million. The top tenants, tenant industries and geographic locations of the Company's Operating Properties are outlined in the following sections: "Tenants Comprising Over 1% of Annualized Base Rent," "Tenant Industry Diversification," and "Operating Property Geographic Diversification," respectively. Tenants, Trademarks and Logos Orion is not affiliated or associated with, is not endorsed by, does not endorse, and is not sponsored by or a sponsor of the tenants or of their products or services pictured or mentioned. The names, logos and all related product and service names, design marks and slogans are the trademarks or service marks of their respective companies. Q1 2025 SUPPLEMENTAL INFORMATION See the Definitions section for a description of the Company's non-GAAP and operating metrics. Orion Properties Inc. | WWW.ONLREIT.COM | 6

Company Overview (continued) Senior Management Board of Directors Paul H. McDowell, Chief Executive Officer, President Reginald H. Gilyard, Non-Executive Chairman, Independent Director Gavin B. Brandon, Executive Vice President, Chief Financial Officer and Treasurer Kathleen R. Allen, Ph.D., Independent Director Christopher H. Day, Executive Vice President, Chief Operating Officer Richard J. Lieb, Independent Director Gary E. Landriau, Executive Vice President, Chief Investment Officer Gregory J. Whyte, Independent Director Paul C. Hughes, General Counsel and Secretary Paul H. McDowell, Chief Executive Officer, President and Director Revea L. Schmidt, Senior Vice President, Chief Accounting Officer Corporate Offices and Contact Information 2398 E. Camelback Road, Suite 1060 122 E. 42nd Street, Suite 5100 Phoenix, AZ 85016 New York, NY 10168 602-698-1002 www.ONLREIT.com   Trading Symbol: ONL   Stock Exchange Listing: New York Stock Exchange   Transfer Agent Computershare Trust Company, N.A. 462 South 4th Street, Suite 1600 Louisville, KY 40202 855-866-0787 Q1 2025 SUPPLEMENTAL INFORMATION Orion Properties Inc. | WWW.ONLREIT.COM | 7

Q1 2025 SUPPLEMENTAL INFORMATION

Balance Sheets

(unaudited, in thousands)

	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Assets					
Real estate investments, at cost:					
Land	$ 223,706	$ 227,145	$ 234,980	$ 222,730	$ 223,439
Buildings, fixtures and improvements	1,058,186	1,055,307	1,089,798	1,060,726	1,081,788
Total real estate investments, at cost	1,281,892	1,282,452	1,324,778	1,283,456	1,305,227
Less: accumulated depreciation	185,982	177,906	180,683	172,476	165,490
Total real estate investments, net	1,095,910	1,104,546	1,144,095	1,110,980	1,139,737
Accounts receivable, net	24,128	22,833	24,144	23,122	24,942
Intangible lease assets, net	89,525	95,944	101,501	97,977	110,145
Cash and cash equivalents	9,384	15,600	16,564	24,224	23,618
Real estate assets held for sale, net	14,923	9,671	—	—	—
Other assets, net	93,996	87,828	82,567	83,550	87,077
Total assets	**$ 1,327,866**	**$ 1,336,422**	**$ 1,368,871**	**$ 1,339,853**	**$ 1,385,519**
Liabilities and Equity					
Mortgages payable, net	$ 371,403	$ 371,222	$ 353,373	$ 353,200	$ 353,028
Credit facility revolver	132,000	119,000	130,000	107,000	116,000
Accounts payable and accrued expenses	27,924	31,585	32,237	26,941	23,732
Below-market lease liabilities, net	19,988	20,596	21,328	5,536	6,753
Distributions payable	1,124	5,633	5,595	5,595	5,587
Other liabilities, net	20,631	23,130	24,010	24,090	24,468
Total liabilities	**573,070**	**571,166**	**566,543**	**522,362**	**529,568**
Common stock	56	56	56	56	56
Additional paid-in capital	1,148,461	1,148,223	1,146,924	1,146,199	1,145,264
Accumulated other comprehensive loss	(1)	(15)	(102)	(14)	(45)
Accumulated deficit	(395,036)	(384,348)	(345,946)	(330,136)	(290,710)
Total stockholders' equity	**753,480**	**763,916**	**800,932**	**816,105**	**854,565**
Non-controlling interest	1,316	1,340	1,396	1,386	1,386
Total equity	**754,796**	**765,256**	**802,328**	**817,491**	**855,951**
Total liabilities and equity	**$ 1,327,866**	**$ 1,336,422**	**$ 1,368,871**	**$ 1,339,853**	**$ 1,385,519**

Orion Properties Inc. | WWW.ONLREIT.COM | 8

Q1 2025 SUPPLEMENTAL INFORMATION

Statements of Operations

(unaudited, in thousands, except per share data)

	Three Months Ended				
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Revenues:					
Rental	$ 37,797	$ 38,161	$ 38,976	$ 39,923	$ 46,995
Fee income from unconsolidated joint venture	204	202	202	201	202
Total revenues	**38,001**	**38,363**	**39,178**	**40,124**	**47,197**
Operating expenses:					
Property operating	16,450	16,752	16,643	15,757	15,999
General and administrative	4,896	6,133	4,468	4,544	4,949
Depreciation and amortization	16,022	17,789	19,913	38,614	24,504
Impairments	1,709	22,187	—	5,680	19,685
Transaction related	64	157	105	167	110
Total operating expenses	**39,141**	**63,018**	**41,129**	**64,762**	**65,247**
Other (expenses) income:					
Interest expense, net	(8,156)	(8,263)	(8,170)	(8,058)	(8,146)
Loss on extinguishment of debt, net	—	—	—	(1,078)	—
Other income, net	253	407	208	209	163
Equity in loss of unconsolidated joint venture, net	(246)	(243)	(218)	(163)	(116)
Total other (expenses) income, net	**(8,149)**	**(8,099)**	**(8,180)**	**(9,090)**	**(8,099)**
Loss before taxes	**(9,289)**	**(32,754)**	**(10,131)**	**(33,728)**	**(26,149)**
Provision for income taxes	(66)	12	(76)	(73)	(77)
Net loss	**(9,355)**	**(32,742)**	**(10,207)**	**(33,801)**	**(26,226)**
Net income attributable to non-controlling interest	(6)	(20)	(10)	—	(6)
Net loss attributable to common stockholders	**$ (9,361)**	**$ (32,762)**	**$ (10,217)**	**$ (33,801)**	**$ (26,232)**
Weighted average shares outstanding - basic and diluted	56,043	55,950	55,948	55,910	55,803
Basic and diluted net loss per share attributable to common stockholders	**$ (0.17)**	**$ (0.59)**	**$ (0.18)**	**$ (0.60)**	**$ (0.47)**

Orion Properties Inc. | WWW.ONLREIT.COM | 9

Q1 2025 SUPPLEMENTAL INFORMATION

Funds From Operations (FFO), Core FFO and Funds Available for Distribution (FAD)

(unaudited, in thousands, except per share data)

	Three Months Ended				
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Net loss attributable to common stockholders	$ (9,361)	$ (32,762)	$ (10,217)	$ (33,801)	$ (26,232)
Adjustments:					
Depreciation and amortization of real estate assets	15,988	17,753	19,875	38,582	24,472
Impairment of real estate assets	1,709	22,187	—	5,680	19,685
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	469	464	464	464	464
FFO attributable to common stockholders	**$ 8,805**	**$ 7,642**	**$ 10,122**	**$ 10,925**	**$ 18,389**
Transaction related	64	157	105	167	110
Amortization of deferred financing costs	912	928	920	914	924
Amortization of deferred lease incentives, net	104	136	126	124	123
Equity-based compensation, net	704	1,307	725	935	790
Loss on extinguishment of debt, net	—	—	—	1,078	—
Other adjustments, net	50	—	—	—	—
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	14	22	29	28	29
Core FFO attributable to common stockholders	**$ 10,653**	**$ 10,192**	**$ 12,027**	**$ 14,171**	**$ 20,365**
Amortization of above and below market leases, net	(354)	(122)	(58)	(429)	(537)
Straight-line rental revenue	(3,631)	(764)	1,283	240	(549)
Unconsolidated Joint Venture basis difference amortization	114	114	114	113	114
Capital expenditures and leasing costs	(8,341)	(8,247)	(6,057)	(6,319)	(3,445)
Other adjustments, net	73	78	80	74	108
Proportionate share of Unconsolidated Joint Venture adjustments for the items above, as applicable	11	(17)	(22)	(22)	(21)
FAD attributable to common stockholders	**$ (1,475)**	**$ 1,234**	**$ 7,367**	**$ 7,828**	**$ 16,035**
Weighted average shares outstanding - basic	56,043	55,950	55,948	55,910	55,803
Effect of weighted average dilutive securities [1]	267	325	236	99	55
Weighted average shares outstanding - diluted	**56,310**	**56,275**	**56,184**	**56,009**	**55,858**
FFO attributable to common stockholders per diluted share	$ 0.16	$ 0.14	$ 0.18	$ 0.20	$ 0.33
Core FFO attributable to common stockholders per diluted share	$ 0.19	$ 0.18	$ 0.21	$ 0.25	$ 0.36
FAD attributable to common stockholders per diluted share	$ (0.03)	$ 0.02	$ 0.13	$ 0.14	$ 0.29

(1) Dilutive securities include unvested restricted stock units net of assumed repurchases in accordance with the treasury stock method and exclude performance-based restricted stock units for which the thresholds have not been met by the end of the applicable reporting period. Such dilutive securities are not included when calculating net loss per diluted share applicable to the Company for the periods presented above, as the effect would be antidilutive.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Properties Inc. | WWW.ONLREIT.COM | 10

Q1 2025 SUPPLEMENTAL INFORMATION

EBITDA, EBITDAre and Adjusted EBITDA

(unaudited, in thousands)

	Three Months Ended				
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Net loss attributable to common stockholders	$ (9,361)	$ (32,762)	$ (10,217)	$ (33,801)	$ (26,232)
Adjustments:					
Interest expense, net	8,156	8,263	8,170	8,058	8,146
Depreciation and amortization	16,022	17,789	19,913	38,614	24,504
Provision for income taxes	66	(12)	76	73	77
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	977	951	975	902	860
EBITDA	**$ 15,860**	**$ (5,771)**	**$ 18,917**	**$ 13,846**	**$ 7,355**
Impairment of real estate assets	1,709	22,187	—	5,680	19,685
EBITDAre	**$ 17,569**	**$ 16,416**	**$ 18,917**	**$ 19,526**	**$ 27,040**
Transaction related	64	157	105	167	110
Amortization of above and below market leases, net	(354)	(122)	(58)	(429)	(537)
Amortization of deferred lease incentives, net	104	136	126	124	123
Loss on extinguishment of debt, net	—	—	—	1,078	—
Other adjustments, net	50	—	—	—	—
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	(7)	(8)	(7)	(8)	(7)
Adjusted EBITDA	**$ 17,426**	**$ 16,579**	**$ 19,083**	**$ 20,458**	**$ 26,729**

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Properties Inc. | WWW.ONLREIT.COM | 11

Q1 2025 SUPPLEMENTAL INFORMATION

Capital Structure

(unaudited, dollars and shares in thousands, except per share amounts)

Capitalization
(as of March 31, 2025)



	Common equity	18.5 %
	Mortgages payable [(2)]	57.2 %
	Credit facility revolver [(5)]	20.3 %
	Proportionate share of Unconsolidated Joint Venture debt	4.0 %

Fixed vs. Variable Rate Debt

Fixed	70.2 %
Variable	29.8 %

Orion Capitalization Table

			March 31, 2025
Common stock outstanding			56,194
Stock price			$ 2.14
Implied Equity Market Capitalization			**$ 120,255**
	Wtd. Avg. Maturity (Years)	**Wtd Avg. Interest Rate [(1)]**	**March 31, 2025**
Mortgages payable [(2)]	2.1	5.02 %	$ 373,000
Proportionate share of Unconsolidated Joint Venture debt [(3)]	0.7	6.89 %	26,187
Total secured debt	**2.0**	**5.14 %**	**$ 399,187**
Total unsecured credit facility revolver [(4)(5)]	**1.1**	**7.66 %**	**$ 132,000**
Total Principal Outstanding	**1.8**	**5.77 %**	**$ 531,187**
Total Capitalization			**$ 651,442**
Cash and cash equivalents			9,384
Proportionate share of Unconsolidated Joint Venture cash and cash equivalents			393
Enterprise Value			**$ 641,665**
Net Debt/Enterprise Value			81.3 %
Net Debt/Gross Real Estate Investments			33.5 %
Fixed Charge Coverage Ratio			2.12x
Liquidity [(6)]			$ 227,777
Net Debt/Annualized Year-to-Date Adjusted EBITDA			7.48x

(1) Interest rate for variable rate debt represents the interest rate in effect as of March 31, 2025.

(2) Includes $355.0 million securitized mortgage loan secured by 19 of the Company's properties (the "CMBS Loan") which bears interest at a fixed rate of 4.971% per annum and matures on February 11, 2027. Also includes $18.0 million fixed rate mortgage loan secured by the San Ramon, California property (the "San Ramon Loan") which bears interest at a fixed rate of 5.90% per annum and matures on December 1, 2031.

(3) The Unconsolidated Joint Venture mortgages payable mature on November 27, 2025. The Unconsolidated Joint Venture has one remaining 12-month option to extend the maturity until November 27, 2026 if certain financial and operating covenants and other customary conditions are satisfied. The Unconsolidated Joint Venture mortgages payable have a variable interest rate which is determined, at the election of the borrower, on the basis of Daily Simple SOFR or a base rate, in the case of a SOFR loan, plus a spread of 2.60% per annum, and in the case of a base rate loan, plus a spread of 0.50% per annum. The Unconsolidated Joint Venture entered into interest rate cap agreements to hedge against interest rate volatility on the mortgages payable. Under the agreements, the benchmark rate for the mortgages payable will not exceed 5.50%, effective from November 27, 2024 until November 27, 2025.

(4) Under the credit facility revolver, these borrowings which are secured only by a pledge of equity interests of certain of the Company's subsidiaries are treated as unsecured indebtedness. The Company's otherwise unencumbered properties are part of the unencumbered property pool under the credit facility revolver and therefore, generally are not available to simultaneously serve as collateral under other borrowings.

(5) The credit facility revolver matures on May 12, 2026. There was $132.0 million outstanding on the credit facility revolver as of March 31, 2025 and it is a variable rate facility with the interest rate determined, at the election of the borrower, on the basis of Daily Simple SOFR, Term SOFR or a base rate, in the case of a SOFR loan, plus 3.35% per annum, and in the case of a base rate loan, plus 2.25% per annum. However, the Company entered into interest rate collar agreements on a total notional amount of $60.0 million to hedge against interest rate volatility on the credit facility revolver. Under the agreements, the benchmark rate for the credit facility revolver will float between 5.50% per annum and 4.20% per annum on $25.0 million, and 5.50% per annum and 4.035% per annum on $35.0 million, effective from November 13, 2023 until May 12, 2025.

(6) Liquidity represents cash and cash equivalents of $9.8 million, including the Company's proportionate share of cash from the Unconsolidated Joint Venture, as well as $218.0 million available capacity on the Company's credit facility revolver as of March 31, 2025.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Properties Inc. | WWW.ONLREIT.COM | 12

Q1 2025 SUPPLEMENTAL INFORMATION

Debt Detail

(unaudited, dollars in thousands)

Principal Payments Due	Total	2025	2026	2027	Thereafter
Credit facility revolver [1]	$ 132,000	$ —	$ 132,000	$ —	$ —
Mortgages payable [2]	373,000	—	—	355,000	18,000
Proportionate share of Unconsolidated Joint Venture debt [3]	26,187	26,187	—	—	—
Total Principal Outstanding	**$ 531,187**	**$ 26,187**	**$ 132,000**	**$ 355,000**	**$ 18,000**

Debt Type	Percentage of Principal Outstanding	Weighted Average Interest Rate [4]	Weighted Average Years to Maturity
Credit facility revolver [1]	24.9 %	7.66 %	1.1
Mortgages payable [2]	70.2 %	5.02 %	2.1
Proportionate share of Unconsolidated Joint Venture debt [3]	4.9 %	6.89 %	0.7
Total	**100.0 %**	**5.77 %**	**1.8**
Total unsecured debt	24.9 %	7.66 %	1.1
Total secured debt	75.1 %	5.14 %	2.0
Total	**100.0 %**	**5.77 %**	**1.8**
Total fixed-rate debt	70.2 %	5.02 %	2.1
Total variable-rate debt	29.8 %	7.53 %	1.0
Total	**100.0 %**	**5.77 %**	**1.8**

(1) The credit facility revolver matures on May 12, 2026. There was $132.0 million outstanding on the credit facility revolver as of March 31, 2025 and it is a variable rate facility with the interest rate determined, at the election of the borrower, on the basis of Daily Simple SOFR, Term SOFR or a base rate, in the case of a SOFR loan, plus 3.35% per annum, and in the case of a base rate loan, plus 2.25% per annum. However, the Company entered into interest rate collar agreements on a total notional amount of $60.0 million to hedge against interest rate volatility on the credit facility revolver. Under the agreements, the benchmark rate for the credit facility revolver will float between 5.50% per annum and 4.20% per annum on $25.0 million, and 5.50% per annum and 4.035% per annum on $35.0 million, effective from November 13, 2023 until May 12, 2025.

(2) Includes $355.0 million securitized mortgage loan secured by 19 of the Company's properties (the "CMBS Loan") which bears interest at a fixed rate of 4.971% per annum and matures on February 11, 2027. Also includes $18.0 million fixed rate mortgage loan secured by the San Ramon, California property (the "San Ramon Loan") which bears interest at a fixed rate of 5.90% per annum and matures on December 1, 2031.

(3) The Unconsolidated Joint Venture mortgages payable mature on November 27, 2025. The Unconsolidated Joint Venture has one remaining 12-month option to extend the maturity until November 27, 2026 if certain financial and operating covenants and other customary conditions are satisfied. The Unconsolidated Joint Venture mortgages payable have a variable interest rate which is determined, at the election of the borrower, on the basis of Daily Simple SOFR or a base rate, in the case of a SOFR loan, plus a spread of 2.60% per annum, and in the case of a base rate loan, plus a spread of 0.50% per annum. The Unconsolidated Joint Venture entered into interest rate cap agreements to hedge against interest rate volatility on the mortgages payable. Under the agreements, the benchmark rate for the mortgages payable will not exceed 5.50%, effective from November 27, 2024 until November 27, 2025.

(4) Interest rate for variable rate debt represents the interest rate in effect as of March 31, 2025.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Properties Inc. | WWW.ONLREIT.COM | 13

Q1 2025 SUPPLEMENTAL INFORMATION

Ratio Analysis

(unaudited, dollars in thousands)

	Three Months Ended				
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Interest Coverage Ratio					
Interest Expense, excluding non-cash amortization (1)	$ 7,738	$ 7,799	$ 7,731	$ 7,553	$ 7,588
Adjusted EBITDA (2)	17,426	16,579	19,083	20,458	26,729
Interest Coverage Ratio	2.25x	2.13x	2.47x	2.71x	3.52x
Fixed Charge Coverage Ratio					
Interest Expense, excluding non-cash amortization (1)	$ 7,738	$ 7,799	$ 7,731	$ 7,553	$ 7,588
Proportionate share of Unconsolidated Joint Venture adjustments for secured debt principal amortization	467	141	138	46	—
Total fixed charges	8,205	7,940	7,869	7,599	7,588
Adjusted EBITDA (2)	17,426	16,579	19,083	20,458	26,729
Fixed Charge Coverage Ratio	2.12x	2.09x	2.43x	2.69x	3.52x

(1) Refer to the Statements of Operations section for interest expense calculated in accordance with GAAP and to the Definitions section for the required reconciliation to the most directly comparable GAAP financial measure.

(2) Refer to the Statements of Operations section for net loss calculated in accordance with GAAP and to the EBITDA, EBITDAre and Adjusted EBITDA section for the required reconciliation to the most directly comparable GAAP financial measure.

	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Net Debt Ratios					
Net Debt (1)	$ 521,410	$ 502,304	$ 494,833	$ 464,342	$ 474,081
Annualized Most Recent Quarter Adjusted EBITDA	69,704	66,316	76,332	81,832	106,916
Net Debt to Annualized Most Recent Quarter Adjusted EBITDA Ratio	7.48x	7.57x	6.48x	5.67x	4.43x
Net Debt (1)	$ 521,410	$ 502,304	$ 494,833	$ 464,342	$ 474,081
Annualized Year-to-Date Adjusted EBITDA (2)	69,704	82,849	88,360	94,374	106,916
Net Debt to Annualized Year-to-Date Adjusted EBITDA Ratio	7.48x	6.06x	5.60x	4.92x	4.43x
Net Debt (1)	$ 521,410	$ 502,304	$ 494,833	$ 464,342	$ 474,081
Gross Real Estate Investments (1)	1,556,567	1,555,562	1,605,300	1,595,860	1,632,914
Net Debt Leverage Ratio	33.5 %	32.3 %	30.8 %	29.1 %	29.0 %
Unencumbered Assets/Real Estate Assets					
Unencumbered Gross Real Estate Investments (1)	$ 909,665	$ 909,312	$ 992,544	$ 983,429	$ 1,021,402
Gross Real Estate Investments (1)	1,556,567	1,555,562	1,605,300	1,595,860	1,632,914
Unencumbered Asset Ratio	58.4 %	58.5 %	61.8 %	61.6 %	62.6 %

(1) Refer to the Balance Sheets section for total debt and real estate investments, at cost calculated in accordance with GAAP and to the Definitions section for the required reconciliation to the most directly comparable GAAP financial measure. The Company's otherwise unencumbered properties are part of the unencumbered property pool under the credit facility revolver and therefore, generally are not available to simultaneously serve as collateral under other borrowings.

(2) Year-to-date Adjusted EBITDA for December 31, 2024 has not been annualized for the purpose of this calculation.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Properties Inc. | WWW.ONLREIT.COM | 14

Credit Facility Revolver Covenants (unaudited) The following is a summary of financial covenants for the Company's credit facility revolver as defined and calculated per the terms of the facility's credit agreement. These calculations are presented to investors to show the Company's compliance with the financial covenants and are not measures of our liquidity or performance. As of March 31, 2025, the Company believes it was in compliance with these covenants based on the covenant limits and calculations in place at that time. Credit Facility Revolver Financial Covenants Required March 31, 2025 Ratio of total indebtedness to total asset value ≤ 60% 43.6% Ratio of adjusted EBITDA to fixed charges ≥ 1.5x 2.16x Ratio of secured indebtedness to total asset value ≤ 40% 32.8% Ratio of unsecured indebtedness to unencumbered asset value ≤ 60% (1) 18.2% Ratio of unencumbered adjusted NOI to unsecured interest expense ≥ 2.00x 4.95x Unencumbered asset value ≥ $500.0 million $725.5 million ___________________________________ (1) If the ratio of unsecured indebtedness to unencumbered asset value exceeds 35% as of the end of two consecutive fiscal quarters, the Company will be required, within 90 days and subject to cure rights, to grant the administrative agent a first priority lien on all the properties included in the pool of unencumbered assets (other than properties identified for disposition by the Company so long as such properties are sold within one year of such identification). Q1 2025 SUPPLEMENTAL INFORMATION See the Definitions section for a description of the Company's non-GAAP and operating metrics. Orion Properties Inc. | WWW.ONLREIT.COM | 15

Q1 2025 SUPPLEMENTAL INFORMATION

Net Operating Income (NOI) and Cash NOI

(unaudited, dollars in thousands)

	Three Months Ended				
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Rental revenue:					
Cash rental revenue	$ 23,642	$ 26,821	$ 29,148	$ 30,306	$ 31,678
Fixed reimbursements	1,509	1,459	1,531	1,445	1,446
Variable reimbursements	7,460	8,446	8,786	7,469	11,196
Straight-line rental revenue	3,631	764	(1,283)	(240)	549
Amortization of above and below market leases, net	354	122	58	429	537
Amortization of deferred lease incentives, net	(104)	(136)	(126)	(124)	(123)
Other rental revenue	1,305	685	862	638	1,712
Total rental revenue	37,797	38,161	38,976	39,923	46,995
Property operating expense	(16,450)	(16,752)	(16,643)	(15,757)	(15,999)
NOI	**$ 21,347**	**$ 21,409**	**$ 22,333**	**$ 24,166**	**$ 30,996**
Adjustments:					
Straight-line rental revenue	(3,631)	(764)	1,283	240	(549)
Amortization of above and below market leases, net	(354)	(122)	(58)	(429)	(537)
Amortization of deferred lease incentives, net	104	136	126	124	123
Other non-cash adjustments	48	48	48	48	48
Proportionate share of Unconsolidated Joint Venture Cash NOI	896	859	877	855	880
Cash NOI	**$ 18,410**	**$ 21,566**	**$ 24,609**	**$ 25,004**	**$ 30,961**

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Properties Inc. | WWW.ONLREIT.COM | 16

Q1 2025 SUPPLEMENTAL INFORMATION

Leasing Activity

(unaudited, square feet and dollars in thousands)

During the periods indicated below, the Company entered into new and renewal leases as summarized in the following tables:

	Three Months Ended March 31, 2025		
	New Leases	Renewals [1]	Total
Number of leases	1	3	4
Rentable square feet leased	160	220	380
Weighted average rental rate change (cash basis) [2] [3]	N/A	(17.9)%	(17.9)%
Tenant rent concessions and leasing costs [4]	$ 14,092	$ 4,388	$ 18,480
Tenant rent concessions and leasing costs per rentable square foot [5]	$ 87.91	$ 20.08	$ 48.77
Weighted average lease term (by rentable square feet) (years) [6]	10.0	4.3	6.7
Tenant rent concessions and leasing costs per rentable square foot per year	$ 8.79	$ 4.62	$ 7.24

	Three Months Ended March 31, 2024		
	New Leases	Renewals	Total
Number of leases	2	3	5
Rentable square feet leased	92	16	108
Weighted average rental rate change (cash basis) [2] [3]	N/A	32.6 %	32.6 %
Tenant rent concessions and leasing costs [4]	$ 8,432	$ 688	$ 9,120
Tenant rent concessions and leasing costs per rentable square foot [5]	$ 91.46	$ 43.33	$ 84.39
Weighted average lease term (by rentable square feet) (years) [6]	7.2	10.8	7.7
Tenant rent concessions and leasing costs per rentable square foot per year	$ 12.68	$ 4.01	$ 10.91

(1) Includes the Company's proportionate share of rentable square feet and tenant rent concessions and leasing costs for one 163,000 square foot renewal at a property owned by the Company's Unconsolidated Joint Venture.

(2) Represents weighted average percentage increase or decrease in (i) the annualized monthly cash amount charged to the applicable tenants (including monthly base rent receivables and certain fixed contractually obligated reimbursements by the applicable tenants, which may include estimates) as of the commencement date of the new lease term (excluding any full or partial rent abatement period) compared to (ii) the annualized monthly cash amount charged to the applicable tenants (including the monthly base rent receivables and certain fixed contractually obligated reimbursements by the applicable tenants, which may include estimates) as of the expiration date of the prior lease term. Contractually obligated reimbursements include estimated amortization of certain landlord funded improvements under our United States Government leases. If a space has been or will be vacant for more than 12 months prior to the commencement of a new lease, was previously otherwise not generating full cash rental revenue or if the lease types are not comparable, the lease will be excluded from the rental rate change calculation.

(3) Excludes one new lease for approximately 160,000 square feet and two new leases for approximately 92,000 square feet for the three months ended March 31, 2025 and 2024, respectively, that had been or will be vacant for more than 12 months at the time the new lease commences.

(4) Includes tenant improvement allowances and base building allowances, certain reimbursable and non-reimbursable landlord funded improvements, leasing commissions and rent concessions (includes estimates of property operating expenses, where applicable). For its multi-tenant properties, the Company has allocated the estimated cost of landlord funded improvements that benefit the property generally and/or the common areas and not the tenant's premises in particular, to the applicable lease based on square footage of the related tenant.

(5) Includes reimbursable landlord funded improvements and tenant improvement allowances per rentable square foot of $10.00 for new leases and $4.23 in total for the three months ended March 31, 2025. Includes reimbursable landlord funded improvements per rentable square foot of $51.89 for new leases, $17.09 for renewals and $46.77 in total for the three months ended March 31, 2024.

(6) Weighted average lease term does not include specified periods of the stated lease term during which a tenant has the right to terminate their space without a termination fee, or "non-firm terms." The total weighted average lease term for new leases and renewals executed during the three months ended March 31, 2025 and 2024 would be 6.7 years and 14.2 years, respectively, if such non-firm terms were included.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Properties Inc. | WWW.ONLREIT.COM | 17

Vacant Property Operating Expenses (unaudited, in thousands for the three months ended March 31, 2025) Square Feet Total Expenses Operating Properties Fully vacant - full period (1) 1,663 $ 3,491 Partially vacant (2) 399 823 Total 2,062 $ 4,314 Non-Operating Properties Fully vacant - full period N/A 1,593 Grand Total $ 5,907 ___________________________________ (1) The Company had 10 fully vacant Operating Properties as of March 31, 2025. All expenses are a component of property operating expenses in the consolidated statements of operations and represent expenses the Company does not expect to be reimbursed. (2) The Company does not record property operating expenses at the suite level; therefore, the total expenses for the three months ended March 31, 2025 for partially vacant Operating Properties are estimated by multiplying the vacant square feet of the partially vacant Operating Properties by the total annualized expenses per square foot for fully vacant Operating Properties and prorating for the three months ended March 31, 2025. Q1 2025 SUPPLEMENTAL INFORMATION See the Definitions section for a description of the Company's non-GAAP and operating metrics. Orion Properties Inc. | WWW.ONLREIT.COM | 18

Dispositions (unaudited, square feet and dollars in thousands) The following table summarizes the Company's disposition activity during the three months ended March 31, 2025 and shortly thereafter. Date Sold Property Location Square Feet Gross Sales Price (1) Lease Term (Years) 4/8/2025 Tulsa, OK 108 $4,500 Vacant 4/10/2025 Englewood, CO 60 2,550 Vacant 4/10/2025 Denver, CO 119 12,000 Vacant Total 287 $19,050 ___________________________________ (1) Including certain adjustments charged back to the Company through the respective purchase and sale agreements, the net sales price of Tulsa, Oklahoma and Denver, Colorado were $4.1 million and $10.0 million, respectively. Q1 2025 SUPPLEMENTAL INFORMATION See the Definitions section for a description of the Company's non-GAAP and operating metrics. Orion Properties Inc. | WWW.ONLREIT.COM | 19

___________________________________________________ Q1 2025 SUPPLEMENTAL INFORMATION Diversification Statistics: Real Estate Portfolio (unaudited, percentages based on portfolio Annualized Base Rent excluding Non-Operating Properties as of March 31, 2025, other than Occupancy Rate and Leased Rate which are based on Rentable Square Feet as of March 31, 2025) See the Definitions section for a description of the Company's non-GAAP and operating metrics. Orion Properties Inc. | WWW.ONLREIT.COM | 20 Tenant Diversification 16.2% 9.3% 4.9% 4.0% 3.7% 3.4% 3.2% 3.1% 3.0% 2.9% General Services Administration Bank of America Coterra Energy Cigna/Express Scripts MDC Holdings Inc. T-Mobile Charter Communications Banner Life Insurance Encompass Health Collins Aerospace Geographic Diversification 16.6% 12.5% 8.7% 7.2% 6.9% 5.8% 5.1% 4.0% 3.9% 3.9% Texas New Jersey Kentucky Colorado California Oklahoma New York Maryland Georgia Virginia Industry Diversification 16.6% 15.4% 11.4% 11.0% 7.0% 6.0% 5.4% 4.9% 4.6% 4.2% Government & Public Services Health Care Equipment & Services Financial Institutions Capital Goods Materials Telecommunication Services Consumer Durables & Apparel Energy Commercial & Professional Services Software & Services Lease Expirations 11.3% 11.1% 12.8% 21.4% 5.2% 5.9% 0.4% 3.3% 2.8% 2.1% 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 Statistics (square feet and dollars in thousands) Operating Properties 68 Unconsolidated Joint Venture Properties 6 Non-Operating Properties 8 Rentable Square Feet 8,037 Annualized Base Rent $ 120,121 Occupancy Rate 74.3 % Leased Rate 77.4 % Weighted Average Remaining Lease Term 5.2 Investment-Grade Tenants 72.3 % NN leases 62.8 % NNN leases 13.0%

Q1 2025 SUPPLEMENTAL INFORMATION

Tenants Comprising Over 1% of Annualized Base Rent

(unaudited, square feet and dollars in thousands as of March 31, 2025)

Tenant	Number of Leases	Occupied Square Feet	% of Total Rentable Square Feet	Annualized Base Rent	% of Total Annualized Base Rent	Credit Rating
General Services Administration	15	725	9.0 %	$ 19,436	16.2 %	AA+
Bank of America	1	482	6.0 %	11,225	9.3 %	A-
Coterra Energy	1	309	3.9 %	5,866	4.9 %	BBB
Cigna/Express Scripts	2	274	3.4 %	4,822	4.0 %	A-
MDC Holdings Inc.	1	144	1.8 %	4,473	3.7 %	BBB
T-Mobile	3	217	2.7 %	4,093	3.4 %	BBB
Charter Communications	2	264	3.3 %	3,862	3.2 %	BB+
Banner Life Insurance	1	116	1.4 %	3,670	3.1 %	A
Encompass Health	1	65	0.8 %	3,575	3.0 %	BB
Collins Aerospace	1	207	2.6 %	3,440	2.9 %	BBB+
Top Ten Tenants	**28**	**2,803**	**34.9 %**	**64,462**	**53.7 %**	
Remaining Tenants:						
Home Depot/HD Supply	2	153	1.9 %	3,385	2.8 %	A
AT&T	1	203	2.5 %	3,137	2.6 %	BBB
Ingram Micro	1	170	2.1 %	2,985	2.5 %	BB
Linde	1	175	2.2 %	2,800	2.3 %	A
Maximus	2	168	2.1 %	2,641	2.2 %	BB+
Citigroup	1	64	0.8 %	2,513	2.1 %	BBB+
Valent U.S.A.	1	97	1.2 %	2,438	2.0 %	NR
CVS/Aetna	1	127	1.6 %	2,403	2.0 %	BBB
Brown University Health	1	136	1.7 %	2,209	1.8 %	NR
GE Vernova	1	152	1.9 %	2,055	1.7 %	BBB-
Pulte Mortgage	1	95	1.2 %	2,053	1.7 %	BBB
NetJets	1	140	1.7 %	2,015	1.7 %	NR
Elementis	1	66	0.8 %	1,980	1.7 %	NR
Day Pitney	1	56	0.7 %	1,783	1.5 %	NR
FedEx	1	90	1.1 %	1,623	1.4 %	BBB
AGCO	1	126	1.6 %	1,607	1.3 %	BBB-
Intermec	1	81	1.0 %	1,546	1.3 %	A
Abbott Laboratories	1	131	1.6 %	1,445	1.2 %	AA-
Becton Dickinson	1	72	0.9 %	1,397	1.2 %	BBB
Ifm Efector	1	45	0.6 %	1,345	1.1 %	NR
Peraton	1	33	0.4 %	1,214	1.0 %	B-
Total	**51**	**5,183**	**64.5 %**	**$ 109,036**	**90.8 %**	

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Properties Inc. | WWW.ONLREIT.COM | 21

Q1 2025 SUPPLEMENTAL INFORMATION

Tenant Industry Diversification

(unaudited, square feet and dollars in thousands as of March 31, 2025)

Industry	Number of Leases [1]	Occupied Square Feet	% of Total Rentable Square Feet	Annualized Base Rent	% of Total Annualized Base Rent
Government & Public Services	17	769	9.6 %	$ 19,984	16.6 %
Health Care Equipment & Services	11	982	12.2 %	18,463	15.4 %
Financial Institutions	2	546	6.8 %	13,737	11.4 %
Capital Goods	10	846	10.5 %	13,219	11.0 %
Materials	5	462	5.7 %	8,423	7.0 %
Telecommunication Services	5	420	5.2 %	7,230	6.0 %
Consumer Durables & Apparel	2	239	3.0 %	6,525	5.4 %
Energy	1	309	3.8 %	5,866	4.9 %
Commercial & Professional Services	10	281	3.5 %	5,548	4.6 %
Software & Services	3	263	3.3 %	5,094	4.2 %
Top Ten Tenant Industries	**66**	**5,117**	**63.6 %**	**104,089**	**86.5 %**
Remaining Tenant Industries:					
Transportation	4	279	3.5 %	4,424	3.7 %
Media & Entertainment	2	264	3.3 %	3,862	3.2 %
Insurance	1	116	1.4 %	3,671	3.1 %
Retailing	3	157	2.0 %	3,461	2.9 %
Utilities	1	25	0.3 %	394	0.3 %
Restaurant	4	15	0.2 %	171	0.2 %
Real Estate	1	2	— %	49	0.1 %
Total	**82**	**5,975**	**74.3 %**	**$ 120,121**	**100.0 %**

(1) The Company has certain Operating Properties that are subject to multiple leases.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Properties Inc. | WWW.ONLREIT.COM | 22

Q1 2025 SUPPLEMENTAL INFORMATION

Lease Expirations

(unaudited, square feet and dollars in thousands as of March 31, 2025)

Year of Expiration	Number of Leases Expiring [(1)]	Occupied Square Feet	% of Total Rentable Square Feet	Annualized Base Rent	% of Total Annualized Base Rent
2025	7	717	8.9 %	$ 13,524	11.3 %
2026	14	680	8.5 %	13,295	11.1 %
2027	12	931	11.6 %	15,364	12.8 %
2028	13	1,137	14.1 %	25,739	21.4 %
2029	5	398	5.0 %	6,227	5.2 %
2030	6	214	2.7 %	7,126	5.9 %
2031	1	11	0.1 %	431	0.4 %
2032	3	300	3.7 %	3,917	3.3 %
2033	2	188	2.3 %	3,379	2.8 %
2034	4	172	2.1 %	2,539	2.1 %
Thereafter	14	1,221	15.2 %	28,580	23.7 %
Subtotal	**81**	**5,969**	**74.2 %**	**120,121**	**100.0 %**
Month-to-Month	1	6	0.1 %	—	— %
Total	**82**	**5,975**	**74.3 %**	**$ 120,121**	**100.0 %**

(1) The Company has certain Operating Properties that are subject to multiple leases.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Properties Inc. | WWW.ONLREIT.COM | 23

Q1 2025 SUPPLEMENTAL INFORMATION

Lease Summary

(unaudited, square feet and dollars in thousands as of March 31, 2025)

Rent Escalations	Number of Leases [1]	Occupied Square Feet	% of Total Rentable Square Feet	Annualized Base Rent	% of Total Annualized Base Rent
Fixed Dollar or Percent Increase	59	5,030	62.5 %	$ 95,646	79.6 %
GSA CPI	13	683	8.5 %	18,695	15.6 %
CPI	2	145	1.8 %	4,058	3.4 %
Flat	7	111	1.4 %	1,722	1.4 %
Month-to-Month	1	6	0.1 %	—	— %
Total	**82**	**5,975**	**74.3 %**	**$ 120,121**	**100.0 %**

Tenant Expense Obligations	Number of Leases [1]	Occupied Square Feet	% of Total Rentable Square Feet	Annualized Base Rent	% of Total Annualized Base Rent
NN	48	4,079	50.7 %	$ 75,484	62.8 %
Modified Gross	20	1,027	12.8 %	28,938	24.1 %
NNN	11	861	10.7 %	15,602	13.0 %
Gross	3	8	0.1 %	97	0.1 %
Total	**82**	**5,975**	**74.3 %**	**$ 120,121**	**100.0 %**

(1) The Company has certain Operating Properties that are subject to multiple leases.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Properties Inc. | WWW.ONLREIT.COM | 24

Q1 2025 SUPPLEMENTAL INFORMATION

Operating Property Geographic Diversification

(unaudited, square feet and dollars in thousands as of March 31, 2025)

Location	Number of Properties	Rentable Square Feet	% of Total Rentable Square Feet	Annualized Base Rent	% of Total Annualized Base Rent
Texas	15	1,352	16.8 %	$ 19,957	16.6 %
New Jersey	3	714	8.9 %	14,988	12.5 %
Kentucky	2	458	5.7 %	10,473	8.7 %
Colorado	3	392	4.9 %	8,581	7.2 %
California	4	341	4.3 %	8,258	6.9 %
Oklahoma	3	585	7.3 %	7,017	5.8 %
New York	6	766	9.5 %	6,174	5.1 %
Maryland	2	236	2.9 %	4,778	4.0 %
Georgia	3	284	3.5 %	4,669	3.9 %
Virginia	2	240	3.0 %	4,653	3.9 %
Top Ten States	**43**	**5,368**	**66.8 %**	**89,548**	**74.6 %**
Remaining States:					
Tennessee	4	240	3.0 %	4,615	3.8 %
Missouri	2	207	2.6 %	3,033	2.5 %
South Carolina	1	64	0.8 %	2,513	2.1 %
Ohio	2	169	2.1 %	2,472	2.1 %
Wisconsin	1	155	1.9 %	2,416	2.0 %
Illinois	2	163	2.0 %	2,273	1.9 %
Rhode Island	2	206	2.6 %	2,209	1.8 %
Iowa	2	92	1.2 %	2,044	1.7 %
West Virginia	1	63	0.8 %	1,457	1.2 %
Nebraska	2	180	2.2 %	1,388	1.2 %
Pennsylvania	2	233	2.9 %	1,345	1.1 %
Oregon	1	69	0.9 %	1,165	1.0 %
Kansas	2	196	2.4 %	1,075	0.9 %
Massachusetts	2	378	4.7 %	742	0.6 %
Idaho	1	35	0.4 %	741	0.6 %
Indiana	1	83	1.0 %	592	0.5 %
Minnesota	1	39	0.5 %	493	0.4 %
Arizona	1	91	1.1 %	—	— %
Florida	1	6	0.1 %	—	— %
Total	**74**	**8,037**	**100.0 %**	**$ 120,121**	**100.0 %**

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Properties Inc. | WWW.ONLREIT.COM | 25

Operating Property Type (unaudited, square feet and dollars in thousands as of March 31, 2025) Property Type Number of Properties Rentable Square Feet % of Total Rentable Square Feet Annualized Base Rent % of Total Annualized Base Rent Traditional Office 46 6,066 75.5% $ 81,967 68.2 % Governmental 16 789 9.8% 20,077 16.7 % Flex/Industrial 6 759 9.5% 8,271 6.9 % Flex/Laboratory and R&D 4 268 3.3% 6,231 5.2 % Medical Office 2 155 1.9% 3,575 3.0 % Total 74 8,037 100.0% $ 120,121 100.0 % Q1 2025 SUPPLEMENTAL INFORMATION See the Definitions section for a description of the Company's non-GAAP and operating metrics. Orion Properties Inc. | WWW.ONLREIT.COM | 26

Q1 2025 SUPPLEMENTAL INFORMATION

Full Portfolio (1)

(unaudited, as of March 31, 2025)

Industry	Address	Rentable Square Feet	Occupancy Rate	Leased Rate	Weighted Average Remaining Lease Term	Annualized Base Rent
Commercial & Professional Services	4335 Paredes Line Road Brownsville, TX	78	100.0 %	100.0 %	3.2	$ 1,566
Telecommunication Services	3750 Wheeler Road Augusta, GA	78	100.0 %	100.0 %	2.5	1,746
Telecommunication Services	4080 27th Court SE Salem, OR	69	100.0 %	100.0 %	2.1	1,165
Financial Institutions	11 eWall Street Mount Pleasant, SC	64	100.0 %	100.0 %	0.5	2,513
Health Care Equipment & Services	8455 University Place Drive St. Louis, MO	181	100.0 %	100.0 %	3.8	2,639
Government & Public Services	2305 Hudson Boulevard Brownsville, TX	11	100.0 %	100.0 %	8.9	351
Government & Public Services	257 Bosley Industrial Park Parkersburg, WV	63	100.0 %	100.0 %	14.1	1,457
Government & Public Services	2805 Pine Mill Road Paris, TX	11	100.0 %	100.0 %	6.4	431
Government & Public Services	3381 U.S. Highway 277 Eagle Pass, TX	20	100.0 %	100.0 %	13.0	550
Government & Public Services	2475 Cliff Creek Crossing Dr Dallas, TX	17	100.0 %	100.0 %	5.5	678
Government & Public Services	3644 Avtech Parkway Redding, CA	44	100.0 %	100.0 %	1.6	1,348
Government & Public Services	5100 W 36th Street Minneapolis, MN	39	100.0 %	100.0 %	5.1	493
Government & Public Services	4551 State Route 11 (E) Malone, NY	29	100.0 %	100.0 %	1.3	1,162
Government & Public Services	2600 Voyager Avenue Sioux City, IA	11	100.0 %	100.0 %	1.3	499
Government & Public Services	135 Circle Lane Knoxville, TN	26	100.0 %	100.0 %	1.3	740
Health Care Equipment & Services	2304 State Highway 121 Bedford, TX	65	100.0 %	100.0 %	5.6	3,575
Government & Public Services	3369 U.S. Highway 277 Eagle Pass, TX	9	100.0 %	100.0 %	13.9	311
Transportation	942 S. Shady Grove Road Memphis, TN	90	100.0 %	100.0 %	9.8	1,623
Transportation	4151 Bridgeway Avenue Columbus, OH	140	100.0 %	100.0 %	7.0	2,015
Capital Goods	601 Third Street SE Cedar Rapids, IA	81	100.0 %	100.0 %	2.9	1,545
Health Care Equipment & Services	15 LaSalle Square Providence, RI	136	100.0 %	100.0 %	11.0	2,209
Materials	100 Sci Park Boulevard East Windsor, NJ	66	100.0 %	100.0 %	7.1	1,980
Media & Entertainment	6005 Fair Lakes Road East Syracuse, NY	109	100.0 %	100.0 %	0.7	1,447
Government & Public Services	310 Canaveral Groves Blvd Cocoa, FL	6	100.0 %	100.0 %	—	—
Government & Public Services	103 & 104 Airport Road Grangeville, ID	35	100.0 %	100.0 %	2.6	741
Government & Public Services	2901 Alta Mesa Boulevard Fort Worth, TX	16	100.0 %	100.0 %	0.8	592
Government & Public Services	59 Dunning Way Plattsburgh, NY	13	100.0 %	100.0 %	8.5	580
Vacant	480 Jefferson Boulevard Warwick, RI	70	— %	— %	—	—
Capital Goods	1800 Nelson Road Longmont, CO	152	100.0 %	100.0 %	9.5	2,055
Health Care Equipment & Services	1850 Norman Drive North Waukegan, IL	130	100.0 %	100.0 %	7.3	1,445
Health Care Equipment & Services	1333 - 1385 East Shaw Avenue Fresno, CA	127	100.0 %	100.0 %	1.7	2,403
Telecommunication Services	2270 Lakeside Boulevard Richardson, TX	203	100.0 %	100.0 %	2.0	3,137
Health Care Equipment & Services	5859 Farinon Drive San Antonio, TX	96	76.0 %	76.0 %	1.0	1,397
Energy	202 S. Cheyenne Tulsa, OK	330	97.0 %	97.0 %	0.3	5,971
Consumer Durables & Apparel	4350 South Monaco Street Denver, CO	145	100.0 %	100.0 %	3.6	4,473
Vacant	2250 Lakeside Boulevard Richardson, TX	116	— %	— %	—	—
Commercial & Professional Services	3833 Greenway Drive Lawrence, KS	90	100.0 %	100.0 %	3.2	1,075
Vacant	2201 Noria Road Lawrence, KS	106	— %	— %	—	—
Materials	1585 Sawdust Road The Woodlands, TX	175	100.0 %	100.0 %	8.2	2,800
Consumer Durables & Apparel	7390 S. Iola Street Englewood, CO	95	100.0 %	100.0 %	0.3	2,053
Vacant	41 Moores Road Malvern, PA	188	— %	— %	—	—
Media & Entertainment	1254-1320 N. MLK Jr. Drive Milwaukee, WI	155	100.0 %	100.0 %	2.3	2,416
Telecommunication Services	695 Grassmere Park Nashville, TN	69	100.0 %	100.0 %	1.8	1,182
Commercial & Professional Services	1575 Sawdust Road The Woodlands, TX	153	77.1 %	78.4 %	3.0	2,386

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Properties Inc. | WWW.ONLREIT.COM | 27

Q1 2025 SUPPLEMENTAL INFORMATION

Industry	Address	Rentable Square Feet	Occupancy Rate	Leased Rate	Weighted Average Remaining Lease Term	Annualized Base Rent
Retailing	101 Riverview Parkway Santee, CA	73	100.0 %	100.0 %	3.7	2,069
Materials	6752 Baymeadow Drive Glen Burnie, MD	120	100.0 %	100.0 %	1.8	1,108
Vacant	6655 North MacArthur Boulevard Irving, TX	172	— %	— %	—	—
Capital Goods [(2)]	2087 East 71st Street Tulsa, OK	108	100.0 %	100.0 %	—	1,046
Government & Public Services	333 Scott St & 300 Madison Ave Covington, KY	438	96.8 %	96.8 %	3.4	10,144
Software & Services	1759 Wehrle Drive Amherst, NY	170	100.0 %	100.0 %	1.1	2,985
Capital Goods	22640 Davis Drive Sterling, VA	207	100.0 %	100.0 %	4.1	3,440
Capital Goods	1100 Atwater Drive, Lot 11A Malvern, PA	45	100.0 %	100.0 %	3.3	1,345
Health Care Equipment & Services	7353 Company Drive Indianapolis, IN	83	100.0 %	100.0 %	1.0	592
Health Care Equipment & Services	1640 Dallas Parkway Plano, TX	210	44.8 %	44.8 %	1.4	2,183
Capital Goods	1705 Kellie Drive Blair, NE	30	100.0 %	100.0 %	9.8	492
Vacant	3100 Quail Springs Parkway Oklahoma City, OK	147	— %	— %	—	—
Software & Services	777 Research Road Lincoln, NE	150	39.3 %	96.5 %	3.1	896
Vacant	249 - 257 West Genesee Street Buffalo, NY	415	— %	38.6 %	—	—
Insurance	3275 Bennett Creek Avenue Urbana, MD	116	100.0 %	100.0 %	14.4	3,670
Health Care Equipment & Services	100 Airpark Center Drive East Nashville, TN	55	100.0 %	100.0 %	5.5	1,070
Retailing	3074 Chastain Meadows Pkwy NW Kennesaw, GA	80	100.0 %	100.0 %	3.0	1,317
Capital Goods	4205 River Green Parkway Duluth, GA	126	100.0 %	100.0 %	1.3	1,606
Commercial & Professional Services	8 Sylvan Way Parsippany, NJ	166	33.7 %	33.7% [(3)]	15.8	1,783
Vacant	174 & 176 Middlesex Turnpike Bedford, MA	328	— %	— %	—	—
Financial Institutions	1500-1600 Merrill Lynch Drive Hopewell, NJ	482	100.0 %	100.0 %	10.7	11,225
Vacant	3003 N. 3rd Street Phoenix, AZ	91	— %	— %	—	—
Vacant	395 S. Youngs Road Amherst, NY	30	— %	— %	—	—
Materials	4600 Norris Canyon Road San Ramon, CA	97	100.0 %	100.0 %	14.4	2,438
Capital Goods	70 Mechanic Street Foxboro, MA	50	100.0 %	100.0 %	2.7	742
Health Care Equipment & Services	577 Aptakisic Road Lincolnshire, IL	33	100.0 %	100.0 %	11.6	828
Transportation	360 Westar Boulevard Westerville, OH	29	100.0 %	100.0 %	6.8	457
Software & Services	12975 Worldgate Drive Herndon, VA	33	100.0 %	100.0 %	4.8	1,213
Transportation	580 Atlas Air Way Erlanger, KY	20	100.0 %	100.0 %	11.0	329
Utilities	700 Market Street St. Louis, MO	26	100.0 %	100.0 %	9.9	394

(1) Includes the properties owned by the Company's Unconsolidated Joint Venture and excludes Non-Operating Properties.

(2) Property was sold in April 2025.

(3) Subsequent to quarter end, the Company executed a new 15.7-year, 46,000 square foot lease at the Parsippany, New Jersey property, increasing the Leased Rate to more than 60%.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Properties Inc. | WWW.ONLREIT.COM | 28

Non-Operating Properties (unaudited, dollars in thousands as of March 31, 2025) 1411 - 1435 Lake Cook Road Deerfield, IL (1) Land 37.4 N/A $ 11,113 4340 S. Monaco St. Denver, CO (2) Real estate asset held for sale 5.1 119 9,453 7475 S. Joliet Street Englewood, CO (2) Real estate asset held for sale 6.5 60 2,481 Total 49.0 179 $ 23,047 Address Category Acres Building Square Feet Net Carrying Value __________________________________ (1) Includes six-properties designated as Non-Operating Properties. No building square footage is associated with these properties due to management's plans to demolish the buildings. (2) Properties were sold in April 2025. Q1 2025 SUPPLEMENTAL INFORMATION See the Definitions section for a description of the Company's non-GAAP and operating metrics. Orion Properties Inc. | WWW.ONLREIT.COM | 29

Q1 2025 SUPPLEMENTAL INFORMATION

Unconsolidated Joint Venture Investment Summary

(unaudited, square feet and dollars in thousands)

The following table summarizes the Company's investments in the Arch Street Unconsolidated Joint Venture as of March 31, 2025.

Property	Legal Ownership Percentage [1]	Tenant Industry	Proportionate Share of Gross Real Estate Investments	Proportionate Share of Rentable Square Feet	Proportionate Share of Annualized Base Rent	Proportionate Share of Principal Outstanding
Schneider Electric - Foxboro, MA	20%	Capital Goods	$ 8,336	50	$ 742	$ 5,003
Sysmex - Lincolnshire, IL	20%	Health Care Equipment & Services	9,239	33	828	5,105
DHL - Westerville, OH	20%	Transportation	6,676	29	457	3,904
Peraton - Herndon, VA	20%	Software & Services	9,848	33	1,213	5,597
Atlas Air - Erlanger, KY	20%	Transportation	5,330	20	329	3,049
Spire Energy - St. Louis, MO	20%	Utilities	6,159	26	394	3,529
			$ 45,588	**191**	**$ 3,963**	**$ 26,187**

(1) Legal ownership percentage may, at times, not equal the Company's economic interest because of various provisions in the joint venture agreement regarding capital contributions, distributions of cash flow based on capital account balances and allocations of profits and losses.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Properties Inc. | WWW.ONLREIT.COM | 30

Annualized Base Rent is the monthly aggregate cash amount charged to tenants under our leases (including monthly base rent receivables and certain fixed contractually obligated reimbursements by our tenants), as of the final date of the applicable period, multiplied by 12, including the Company's proportionate share of such amounts related to the Unconsolidated Joint Venture. Annualized Base Rent is not indicative of future performance. Average Capitalization Rate represents annualized average estimated Cash NOI of the property over the tenant's lease term divided by gross purchase price. Cash Capitalization Rate represents annualized first year estimated Cash NOI of the property divided by gross purchase price. CPI refers to a lease in which base rent is adjusted based on changes in a consumer price index. Credit Rating of a tenant refers to the Standard & Poor's or Moody's credit rating and such rating also may reflect the rating assigned by Standard & Poor's or Moody's to the lease guarantor or the parent company as applicable. Double Net Lease ("NN") is a lease under which the tenant agrees to pay all operating expenses associated with the property (e.g., real estate taxes, insurance, maintenance), but excludes some or all major repairs (e.g., roof, structure, parking lot, in each case, as further defined in the applicable lease). Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre") and Adjusted EBITDA Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. ("Nareit"), an industry trade group, has promulgated a supplemental performance measure known as Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate. Nareit defines EBITDAre as net income (loss) computed in accordance with GAAP, adjusted for interest expense, income tax expense (benefit), depreciation and amortization, impairment write-downs on real estate, gains or losses from disposition of property and our proportionate share of EBITDAre adjustments related to the Unconsolidated Joint Venture. We calculated EBITDAre in accordance with Nareit's definition described above. In addition to EBITDAre, we use Adjusted EBITDA as a non-GAAP supplemental performance measure to evaluate the operating performance of the Company. Adjusted EBITDA, as defined by the Company, represents EBITDAre, modified to exclude non- routine items such as transaction related expenses. We also exclude certain non-cash items such as impairments of intangible and right of use assets, gains or losses on derivatives, gains or losses on the extinguishment or forgiveness of debt, amortization of intangibles, above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities and our proportionate share of Adjusted EBITDA adjustments related to the Unconsolidated Joint Venture. Management believes that excluding these costs from EBITDAre provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. Therefore, EBITDAre and Adjusted EBITDA should not be considered as an alternative to net income (loss), as determined under GAAP. The Company uses Adjusted EBITDA as one measure of its operating performance when formulating corporate goals and evaluating the effectiveness of the Company's strategies. EBITDAre and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Enterprise Value equals the sum of the Implied Equity Market Capitalization and Net Debt, in each case, as of an applicable date. Fixed Charge Coverage Ratio is (a) Adjusted EBITDA divided by (b) the sum of (i) Interest Expense, excluding non-cash amortization and (ii) secured debt principal amortization on Adjusted Principal Outstanding. Management believes that Fixed Charge Coverage Ratio is a useful supplemental measure of our ability to satisfy fixed financing obligations. Fixed Dollar or Percent Increase refers to a lease that requires contractual rent increases during the term of the lease agreement. A Fixed Dollar or Percent Increase lease may include a period of free rent at the beginning or end of the lease. Flat refers to a lease that requires equal rent payments, with no contractual increases, throughout the term of the lease agreement. A Flat lease may include a period of free rent at the beginning or end of the lease. Q1 2025 SUPPLEMENTAL INFORMATION Definitions (unaudited, in thousands, except share and per share data) Orion Properties Inc. | WWW.ONLREIT.COM | 31

Funds Available for Distribution ("FAD") Funds available for distribution, as defined by the Company, represents Core FFO, as defined below, modified to exclude capital expenditures and leasing costs, as well as certain non-cash items such as amortization of above market leases, net of amortization of below market lease liabilities, straight-line rental revenue, amortization of the Unconsolidated Joint Venture basis difference and our proportionate share of FAD adjustments related to the Unconsolidated Joint Venture. Management believes that adjusting these items from Core FFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management and provides useful information regarding the Company's ability to fund its dividend. However, not all REITs calculate FAD and those that do may not calculate FAD the same way, so comparisons with other REITs may not be meaningful. FAD should not be considered as an alternative to net income (loss) or cash flow provided by (used in) operating activities as determined under GAAP. Nareit Funds from Operations ("Nareit FFO" or "FFO") and Core Funds from Operations ("Core FFO") Due to certain unique operating characteristics of real estate companies, as discussed below, Nareit has promulgated a supplemental performance measure known as FFO, which we believe to be an appropriate supplemental performance measure to reflect the operating performance of the Company. FFO is not equivalent to our net income (loss) as determined under GAAP. Nareit defines FFO as net income (loss) computed in accordance with GAAP adjusted for gains or losses from disposition of real estate assets, depreciation and amortization of real estate assets, impairment write-downs on real estate, and our proportionate share of FFO adjustments related to the Unconsolidated Joint Venture. We calculate FFO in accordance with Nareit's definition described above. In addition to FFO, we use Core FFO as a non-GAAP supplemental financial performance measure to evaluate the operating performance of the Company. Core FFO, as defined by the Company, excludes from FFO items that we believe do not reflect the ongoing operating performance of our business such as transaction related expenses, amortization of deferred financing costs, amortization of deferred lease incentives, net, equity-based compensation, amortization of premiums and discounts on debt, net and gains or losses on extinguishment of swaps and/or debt, and our proportionate share of Core FFO adjustments related to the Unconsolidated Joint Venture. We believe that FFO and Core FFO allow for a comparison of the performance of our operations with other publicly-traded REITs, as FFO and Core FFO, or a substantially similar measure, are routinely reported by publicly-traded REITs, each adjust for items that we believe do not reflect the ongoing operating performance of our business and we believe are often used by analysts and investors for comparison purposes. For all of these reasons, we believe FFO and Core FFO, in addition to net income (loss), as determined under GAAP, are helpful supplemental performance measures and useful in understanding the various ways in which our management evaluates the performance of the Company over time. However, not all REITs calculate FFO and Core FFO the same way, so comparisons with other REITs may not be meaningful. FFO and Core FFO should not be considered as alternatives to net income (loss) and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs. Neither the SEC, Nareit, nor any other regulatory body has evaluated the acceptability of the exclusions used to adjust FFO in order to calculate Core FFO and its use as a non-GAAP financial performance measure. GAAP is an abbreviation for generally accepted accounting principles in the United States. Gross Lease is a lease under which the landlord is responsible for all expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs). Gross Real Estate Investments represent total gross real estate and related assets of Operating Properties and the Company's proportionate share of such amounts related to properties owned by the Unconsolidated Joint Venture, net of gross intangible lease liabilities. Gross Real Estate Investments should not be considered as an alternative to the Company's real estate investments balance as determined under GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP. Q1 2025 SUPPLEMENTAL INFORMATION Definitions (continued) (unaudited, in thousands, except share and per share data) Orion Properties Inc. | WWW.ONLREIT.COM | 32

Q1 2025 SUPPLEMENTAL INFORMATION

Definitions (continued)

(unaudited, in thousands, except share and per share data)

The following table shows a reconciliation of Gross Real Estate Investments to the amounts presented in accordance with GAAP on the balance sheets for the periods presented (in thousands):

	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Total real estate investments, at cost - as reported	$ 1,281,892	$ 1,282,452	$ 1,324,778	$ 1,283,456	$ 1,305,227
Adjustments:					
Gross intangible lease assets	278,405	284,108	292,481	307,744	311,914
Gross intangible lease liabilities	(38,660)	(45,473)	(46,411)	(29,779)	(29,779)
Non-Operating Properties total real estate investments, at cost	(11,113)	(11,113)	(11,113)	(11,113)	—
Proportionate share of Unconsolidated Joint Venture Gross Real Estate Investments	46,043	45,588	45,565	45,552	45,552
Gross Real Estate Investments	**$ 1,556,567**	**$ 1,555,562**	**$ 1,605,300**	**$ 1,595,860**	**$ 1,632,914**

GSA CPI *refers to a General Services Administration ("GSA") lease that includes a contractually obligated operating cost component of rent which is adjusted annually based on changes in a consumer price index.*

Implied Equity Market Capitalization *equals shares of common stock outstanding as of an applicable date, multiplied by the closing sale price of the Company's stock as reported on the New York Stock Exchange on such date.*

Industry *is derived from the Global Industry Classification Standard ("GICS") Methodology that was developed by Morgan Stanley Capital International ("MSCI") in collaboration with S&P Dow Jones Indices to establish a global, accurate, complete and widely accepted approach to defining industries and classifying securities by industry.*

Interest Coverage Ratio *equals Adjusted EBITDA divided by Interest Expense, excluding non-cash amortization. Management believes that Interest Coverage Ratio is a useful supplemental measure of our ability to service our debt obligations.*

Interest Expense, excluding non-cash amortization *is a non-GAAP measure that represents interest expense incurred on the outstanding principal balance of our debt and the Company's proportionate share of the Unconsolidated Joint Venture's interest expense incurred on its outstanding principal balance. This measure excludes the amortization of deferred financing costs, premiums and discounts, which is included in interest expense in accordance with GAAP. Interest Expense, excluding non-cash amortization should not be considered as an alternative to the Company's interest expense as determined under GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to the Company's financial information prepared in accordance with GAAP.*

The following table shows a reconciliation of Interest Expense, excluding non-cash amortization to interest expense presented in accordance with GAAP on the statements of operations for the periods presented (in thousands):

	Three Months Ended				
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Interest expense, net - as reported	$ 8,156	$ 8,263	$ 8,170	$ 8,058	$ 8,146
Adjustments:					
Amortization of deferred financing costs and other non-cash charges	(912)	(928)	(920)	(914)	(924)
Proportionate share of Unconsolidated Joint Venture Interest Expense, excluding non-cash amortization	494	464	481	409	366
Interest Expense, excluding non-cash amortization	**$ 7,738**	**$ 7,799**	**$ 7,731**	**$ 7,553**	**$ 7,588**

Orion Properties Inc. | WWW.ONLREIT.COM | 33

Q1 2025 SUPPLEMENTAL INFORMATION

Definitions (continued)

(unaudited, in thousands, except share and per share data)

Investment-Grade Tenants *are those with a Credit Rating of BBB- or higher from Standard & Poor's or a Credit Rating of Baa3 or higher from Moody's. The ratings may reflect those assigned by Standard & Poor's or Moody's to the lease guarantor or the parent company, as applicable.*

Leased Rate *equals the sum of Leased Square Feet divided by Rentable Square Feet and includes the Company's proportionate share of such amounts related to the Unconsolidated Joint Venture, in each case, as of an applicable date.*

Leased Square Feet *is Rentable Square Feet leased for which revenue recognition has commenced in accordance with GAAP and signed leases for vacant space with future commencement dates and includes such amounts related to the Unconsolidated Joint Venture.*

Modified Gross Lease *is a lease under which the landlord is responsible for most expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs), but passes through some operating expenses to the tenant.*

Month-to-Month *refers to a lease that is outside of the contractual lease expiration, but the tenant has not vacated and continues to pay rent which may also include holdover rent if applicable.*

Net Debt, Principal Outstanding and Adjusted Principal Outstanding

Principal Outstanding is a non-GAAP measure that represents the Company's outstanding principal debt balance, excluding certain GAAP adjustments, such as premiums and discounts, financing and issuance costs, and related accumulated amortization. Adjusted Principal Outstanding includes the Company's proportionate share of the Unconsolidated Joint Venture's outstanding principal debt balance. We believe that the presentation of Principal Outstanding and Adjusted Principal Outstanding, which show our contractual debt obligations, provides useful information to investors to assess our overall financial flexibility, capital structure and leverage. Principal Outstanding and Adjusted Principal Outstanding should not be considered as alternatives to the Company's consolidated debt balance as determined under GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.

Net Debt is a non-GAAP measure used to show the Company's Adjusted Principal Outstanding, less all cash and cash equivalents and the Company's proportionate share of the Unconsolidated Joint Venture's cash and cash equivalents, and less cash deposited with the credit facility lenders that was, in accordance with the terms of the credit facility revolver, used to prepay borrowings upon expiration or termination of the Company's interest rate swap agreements. We believe that the presentation of Net Debt provides useful information to investors because our management reviews Net Debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.

The following table shows a reconciliation of Net Debt, Principal Outstanding and Adjusted Principal Outstanding to the amounts presented in accordance with GAAP on the balance sheets for the periods presented (in thousands):

	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Mortgages payable, net	$ 371,403	$ 371,222	$ 353,373	$ 353,200	$ 353,028
Credit facility revolver	132,000	119,000	130,000	107,000	116,000
Total debt - as reported	**503,403**	**490,222**	**483,373**	**460,200**	**469,028**
Deferred financing costs, net	1,597	1,778	1,627	1,800	1,972
Principal Outstanding	**505,000**	**492,000**	**485,000**	**462,000**	**471,000**
Proportionate share of Unconsolidated Joint Venture Principal Outstanding	26,187	26,329	27,148	27,286	27,332
Adjusted Principal Outstanding	**$ 531,187**	**$ 518,329**	**$ 512,148**	**$ 489,286**	**$ 498,332**
Cash and cash equivalents	(9,384)	(15,600)	(16,564)	(24,224)	(23,618)
Proportionate share of Unconsolidated Joint Venture cash and cash equivalents	(393)	(425)	(751)	(720)	(633)
Net Debt	**$ 521,410**	**$ 502,304**	**$ 494,833**	**$ 464,342**	**$ 474,081**

Net Debt Leverage Ratio *equals Net Debt divided by Gross Real Estate Investments.*

Orion Properties Inc. | WWW.ONLREIT.COM | 34

Q1 2025 SUPPLEMENTAL INFORMATION

Definitions (continued)

(unaudited, in thousands, except share and per share data)

Net Operating Income ("NOI") and Cash NOI

NOI is a non-GAAP performance measure used to evaluate the operating performance of a real estate company. NOI represents total revenues less property operating expenses and excludes fee revenue earned for services to the Unconsolidated Joint Venture, impairment, depreciation and amortization, general and administrative expenses, and transaction related expenses. Cash NOI excludes the impact of certain GAAP adjustments included in rental revenue, such as straight-line rental revenue, amortization of above-market intangible lease assets and below-market lease intangible liabilities, and amortization of deferred lease incentives. Cash NOI includes the proportionate share of such amounts from properties owned by the Unconsolidated Joint Venture. It is management's view that NOI and Cash NOI provide investors relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unleveraged basis. NOI and Cash NOI should not be considered as an alternative to operating income in accordance with GAAP. Further, NOI and Cash NOI may not be comparable to similarly titled measures of other companies.

The following table shows the calculation of NOI and Cash NOI for the periods presented (in thousands):

	Three Months Ended				
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Total revenues	$ 38,001	$ 38,363	$ 39,178	$ 40,124	$ 47,197
Less: total operating expenses	(39,141)	(63,018)	(41,129)	(64,762)	(65,247)
Fee income from unconsolidated joint venture	(204)	(202)	(202)	(201)	(202)
Transaction related	64	157	105	167	110
General and administrative	4,896	6,133	4,468	4,544	4,949
Depreciation and amortization	16,022	17,789	19,913	38,614	24,504
Impairment of real estate assets	1,709	22,187	—	5,680	19,685
NOI	**21,347**	**21,409**	**22,333**	**24,166**	**30,996**
Straight-line rental revenue	(3,631)	(764)	1,283	240	(549)
Amortization of above and below market leases, net	(354)	(122)	(58)	(429)	(537)
Amortization of deferred lease incentives, net	104	136	126	124	123
Other non-cash adjustments	48	48	48	48	48
Proportionate share of Unconsolidated Joint Venture Cash NOI	896	859	877	855	880
Cash NOI	**$ 18,410**	**$ 21,566**	**$ 24,609**	**$ 25,004**	**$ 30,961**

Non-Operating Properties *refers to all properties owned and consolidated by the Company as of the applicable date which have been excluded from Operating Properties due to the properties being vacant and repositioned, redeveloped, developed or held for sale.*

Occupancy Rate *equals the sum of Occupied Square Feet divided by Rentable Square Feet and includes the Company's proportionate share of such amounts related to the Unconsolidated Joint Venture, in each case, as of an applicable date.*

Occupied Square Feet is Rentable Square Feet leased for which revenue recognition has commenced in accordance with GAAP and includes such amounts related to the Unconsolidated Joint Venture.

Operating Properties *refers to all properties owned and consolidated by the Company as of the applicable date, excluding Non-Operating Properties.*

Property Operating Expense *includes reimbursable and non-reimbursable costs to operate a property, including real estate taxes, utilities, insurance, repairs, maintenance, legal, property management fees, etc.*

Rentable Square Feet *is leasable square feet of Operating Properties and the Company's proportionate share of leasable square feet of properties owned by the Unconsolidated Joint Venture.*

Orion Properties Inc. | WWW.ONLREIT.COM | 35

Triple Net Lease ("NNN") is a lease under which the tenant agrees to pay all expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs in accordance with the lease terms). Unconsolidated Joint Venture or Arch Street Joint Venture means the Company's investment in the unconsolidated joint venture with an affiliate of Arch Street Capital Partners, LLC. Unencumbered Asset Ratio equals Unencumbered Gross Real Estate Investments divided by Gross Real Estate Investments. Management believes that Unencumbered Asset Ratio is a useful supplemental measure of our overall liquidity and leverage. Unencumbered Gross Real Estate Investments equals Gross Real Estate Investments, excluding Gross Real Estate Investments related to properties serving as collateral for the Company's CMBS Loan and San Ramon Loan and the Company's proportionate share of properties owned by the Unconsolidated Joint Venture that are pledged as collateral under mortgage debt. Unencumbered Gross Real Estate Investments includes otherwise unencumbered properties which are part of the unencumbered property pool under our credit facility and therefore generally are not available to simultaneously serve as collateral under other borrowings. Weighted Average Remaining Lease Term is the number of years remaining on each respective lease as of the applicable date, weighted based on Annualized Base Rent and includes the years remaining on each of the respective leases of the Unconsolidated Joint Venture, weighted based on the Company's proportionate share of Annualized Base Rent related to the Unconsolidated Joint Venture. Q1 2025 SUPPLEMENTAL INFORMATION Definitions (continued) (unaudited, in thousands, except share and per share data) Orion Properties Inc. | WWW.ONLREIT.COM | 36